SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  June 25, 2015

INDEPENDENT BANK CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan	0-7818	38-2032782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 East Beltline Grand Rapids, Michigan	49525
(Address of principal executive office)	(Zip Code)

Registrant's telephone number,
including area code:
(616) 527-5820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

As previously disclosed, the Registrant’s wholly-owned subsidiary, Independent Bank, has entered into a Purchase and Assumption Agreement (“PAA”) with Isabella Bank (based in Mt. Pleasant, Michigan).  Pursuant to the PAA, Independent Bank is selling the fixed assets (including an automated teller machine), real property and certain other assets of its bank branch located at 210 South Saginaw Road, Midland, Michigan (the “Midland Branch”) to Isabella Bank.  The deposit liabilities of the Midland Branch (which totaled approximately $14.3 million at May 31, 2015) will be assumed by Isabella Bank.  Under the terms of the PAA, Isabella Bank will pay a premium equal to 6.0% of the average deposit liabilities (based on the 20-day average ending two business days prior to the closing date) of the Midland Branch and $850,000 for the real property and fixed assets (including the ATM).

The Registrant was informed that on June 25, 2015, the Federal Reserve Bank of Chicago, acting under authority delegated by the Board of Governors of the Federal Reserve System, approved the application filed by Isabella Bank to purchase the Midland Branch.  Subject to satisfaction of customary closing conditions, this transaction is expected to close on or before September 1, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEPENDENT BANK CORPORATION
(Registrant)

Date	June 29, 2015	By	/s/ Robert N. Shuster
Robert N. Shuster, Principal Financial Officer